                                                                       EX-99.BJ

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 2, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Reports to Shareholders of Vanguard STAR Fund, Vanguard LifeStrategy Funds, and Vanguard Total International Stock Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the refer-ences to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Accountants" in the Statements of Additional Information.

PricewaterhouseCoopers LLP

Philadelphia, PA

April 22, 1999